EXHIBIT 99

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244
Certified Public Accountants	1715 Highway 35
& Management Consultants	Middletown, NJ 07748

August 16, 2013

Mr. William Luther
Lescarden Inc.
420 Lexington Avenue
New York, NY 10170

Dear Mr. Luther,

As a result of Meyler & Company, LLC (“Meyler”) combining its practice with Cowan, Gunteski, & Company, P.A., (“Cowan”), the clients of  Meyler became clients of Cowan. As a result of the combination, the client-auditor relationship between Lescarden Inc. (Comission File Number 000-10035) and Meyler, independent registered public accounting firm, has ceased effective August 16, 2013.

Sincerely,

/s/Meyler & Company, LLC

cc: PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561